Exhibit 3.2

CERTIFICATE OF INCORPORATION

OF

BLUE OWL CAPITAL INC.

Blue Owl Capital Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

ARTICLE I

NAME

Section 1.1    Name. The name of the Corporation is Blue Owl Capital Inc. (the “Corporation”).

ARTICLE II

REGISTERED AGENT

Section 2.1    Address. The registered office of the Corporation in the State of Delaware is 1209 Orange Street, Corporation Trust Center, Wilmington, New Castle County, Delaware 19801; and the name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

Section 3.1    Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware (the “DGCL”). The Corporation is being incorporated in connection with the domestication of Altimar Acquisition Corp., a Cayman Islands exempted company (“Altimar Cayman”), as a Delaware corporation (the “Domestication”), and this Certificate of Incorporation and the Certificate of Corporate Domestication of Altimar Cayman are being filed simultaneously with the Secretary of State of the State of Delaware.

ARTICLE IV

CAPITALIZATION

Section 4.1    Authorized Capital Stock; Rights and Options.

(a)    The total number of shares of all classes of stock that the Corporation is authorized to issue is 4,906,875,000 shares, consisting of: (i) 100,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”); (ii) 2,500,000,000 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”); (iii) 350,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock”); (iv) 1,500,000,000 shares of Class C common stock, par value $0.0001 per share (“Class C Common Stock”); (v) 350,000,000 shares of Class D common stock, par value $0.0001 per share (“Class D Common Stock”); (vi) 100,000,000 shares of Class E common stock, par value $0.0001 per share (“Class E Common Stock”), which shall consist of two series: (A) 50,000,000 shares of “Series E-1 Common Stock” and (B) 50,000,000 shares of “Series E-2 Common Stock”; and (vii) 6,875,000 shares of Class F common stock, par value $0.0001 per share (“Class F Common Stock” and together with the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock and Class E Common Stock, the “Common Stock”). Upon the effectiveness of the Domestication and this Certificate of Incorporation (A) each Class A ordinary share, par value $0.0001 per share (a “Class A Cayman Share”), of Altimar Cayman that is outstanding immediately prior to the effectiveness of the Domestication and this Certificate of Incorporation will, for all purposes, be deemed to be one issued and outstanding, fully paid and non-assessable share of Class A Common Stock, without any action required on the part of the Corporation or the holders thereof, (B) each Class B ordinary share, par value $0.0001 per share (a “Class B Cayman Share”), of Altimar Cayman that is outstanding immediately prior to the effectiveness of the Domestication and this Certificate of Incorporation will, for all purposes, be deemed to be one issued and outstanding, fully paid and non-assessable share of Class F Common Stock, without any action required on the part of the Corporation or the holders thereof, and (C) any stock certificate that, immediately prior to the effectiveness of the Domestication and this Certificate of Incorporation, represented Class A Cayman Shares or Class B Cayman Shares will, from and after the effectiveness of the Domestication and this Certificate of Incorporation, automatically and without the necessity of presenting the same for exchange, represent an identical number of shares of Class A Common Stock or Class F Common Stock (respectively) of the Corporation.

(b)    The number of authorized shares of any of the Preferred Stock, Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock or Class E Common Stock may be increased or decreased (but not below the number of shares of such class or series then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no separate class vote of the holders of any of the Preferred Stock, Class A Common Stock, the Class B Common Stock, Class C Common Stock, Class D Common Stock or Class E Common Stock shall be required therefor, except as otherwise expressly provided in this Certificate of Incorporation (including pursuant to any certificate of designation relating to any series of Preferred Stock).

(c)    The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board of Directors of the Corporation (the “Board”). The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options. Notwithstanding the foregoing, the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of capital stock a number of shares of the class of capital stock issuable pursuant to any such rights, warrants and options outstanding from time to time.

Section 4.2    Preferred Stock.

(a)    The Board is hereby expressly authorized, subject to any limitations prescribed by the DGCL, by resolution or resolutions, at any time and from time to time, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the powers, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series and to cause to be filed with the Secretary of State of the State of Delaware a certificate of designation with respect thereto. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

(b)    Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Certificate of Incorporation (including any certificate of designation relating to such series).

Section 4.3    Common Stock. The powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions of the Class A Common Stock, the Class B Common Stock, the Class C Common Stock, the Class D Common Stock, the Class E Common Stock and the Class F Common Stock are as follows:

(a)    Voting Rights.

(i)    Except as otherwise expressly provided in this Certificate of Incorporation or as provided by law, each holder of record of Class A Common Stock, as such, shall be entitled to one (1) vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, including the election or removal of directors, or holders of Class A Common Stock as a separate class are entitled to vote.

(ii)    Except as otherwise expressly provided in this Certificate of Incorporation or as provided by law, each holder of record of Class B Common Stock, as such, shall, prior to the Sunset Time, be entitled to the B/D Voting Power for each share of Class B Common Stock held of record by such holder on all matters on which stockholders generally, including the election or removal of directors, or holders of Class B Common Stock as a separate class are entitled to vote.

(iii)    Except as otherwise expressly provided in this Certificate of Incorporation or as provided by law, each holder of record of Class C Common Stock, as such, shall be entitled to one (1) vote for each share of Class C Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, including the election or removal of directors, or holders of Class C Common Stock as a separate class are entitled to vote.

(iv)    Except as otherwise expressly provided in this Certificate of Incorporation or as provided by law, each holder of record of Class D Common Stock, as such, shall, prior to the Sunset Time, be entitled to the B/D Voting Power for each share of Class D Common Stock held of record by such holder on all matters on which stockholders generally, including the election or removal of directors, or holders of Class D Common Stock as a separate class are entitled to vote.

(v)    Except as otherwise expressly provided in this Certificate of Incorporation or as provided by law, no holder of record of Class E Common Stock, as such, shall be entitled to any vote on which stockholders generally, including the election or removal of directors, are entitled to vote.

(vi)    Except as otherwise expressly provided in this Certificate of Incorporation or as provided by law, each holder of record of Class F Common Stock, as such, shall be entitled to one (1) vote for each share of Class F Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, including the election or removal of directors, or holders of Class F Common Stock as a separate class are entitled to vote.

(vii)    Except as otherwise expressly provided in this Certificate of Incorporation or required by applicable law and without limiting the rights of any party to the Investor Rights Agreement, the holders of Common Stock having the right to vote in respect of such Common Stock shall vote together as a single class (or, if the holders of one or more series of Preferred Stock are entitled to vote together with the holders of Common Stock having the right to vote in respect of such Common Stock, as a single class with the holders of such other series of Preferred Stock) on all matters submitted to a vote of the stockholders having voting rights generally.

(viii)    Notwithstanding the foregoing provisions of this Section 4.3(a), to the fullest extent permitted by law, holders of Common Stock, as such, shall have no voting power under this Certificate of Incorporation with respect to, and shall not be entitled to vote on, any amendment to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon under this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or under the DGCL. The foregoing provisions of this clause (viii) shall not limit any voting power granted to holders of Common Stock or any class thereof in the terms of such Preferred Stock.

(b)    Dividends and Distributions.

(i)    Class A Common Stock. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any other class or series of stock having a preference over or the right to participate with the Class A Common Stock with respect to the payment of dividends and other distributions in cash, stock of the Corporation or property of the Corporation, each share of Class A Common Stock shall be entitled to receive, Ratably with other Participating Shares, such dividends and other distributions as may from time to time be declared by the Board in its discretion out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board in its discretion shall determine.

(ii)    Class B Common Stock. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any other class or series of stock having a preference over or the right to participate with the Class B Common Stock with respect to the payment of dividends and other distributions in cash, stock of the Corporation or property of the Corporation, each share of Class B Common Stock shall be entitled to receive, Ratably with other Participating Shares, such dividends and other distributions as may from time to time be declared by the Board in its discretion out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board in its discretion shall determine.

(iii)    Class C Common Stock. Dividends and other distributions shall not be declared or paid on the Class C Common Stock.

(iv)    Class D Common Stock. Dividends and other distributions shall not be declared or paid on the Class D Common Stock.

(v)    Class E Common Stock.

(A)    Dividends and other distributions shall not be declared or paid on the Class E Common Stock, except as provided in this Section 4.3(b)(v) or in Section 4.3(c)(iii).

(B)    If, at any time the Board declares a dividend or other distribution on the outstanding shares of Class A Common Stock, and any shares of Class E Common Stock remain issued and outstanding, then, the Board shall at such time declare a dividend on the outstanding shares of Class E Common Stock in the form of the right to receive an amount per share equal to the per share amount of the dividend declared by the Board in respect of Class A Common Stock (the “Class E Dividend Amount”). In declaring any such dividend, the Corporation shall fix the same record date for determining holders of Class A Common Stock and Class E Common Stock entitled to receive such dividend (each, a “Specified Record Date”) and the same payment date therefor (each, a “Specified Payment Date”). If, as of the applicable Specified Payment Date, shares of Class E Common Stock that were outstanding as of the applicable Specified Record Date have been converted into shares of Class A Common Stock in accordance with the terms of this Certificate of Incorporation, then the Corporation shall pay the Class E Dividend Amount on the Specified Payment Date to the holders of such shares of Class E Common Stock as of the Specified Record Date. With respect to any shares of Class E Common Stock that remain outstanding as of the applicable Specified Payment Date, the Corporation shall, in lieu of paying the Class E Dividend Amount directly to the holders of such shares of Class E Common Stock, set aside or reserve for payment an amount equal to such Class E Dividend Amount in respect of each such outstanding share of Class E Common Stock (the “Reserve Amount”), which Reserve Amount shall be paid to such holders, if at all, only upon the occurrence of a Triggering Event with respect to such shares (as determined pursuant to the definition of “Triggering Event”); provided, however, that if a Triggering Event does not occur with respect to any shares of Class E Common Stock prior to the Earnout Termination Date, any amounts in the Reserve Amount with respect to such shares shall automatically be released to the Corporation, the right to receive the Class E Dividend Amount in respect of any share of Class E Common Stock for which a Triggering Event has not occurred as of such time shall be deemed to have expired, and the holders of Class E Common Stock for which a Triggering Event has not occurred as of such time shall have no entitlement to receive the Class E Dividend Amount.

(vi)    Class F Common Stock. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any other class or series of stock having a preference over or the right to participate with the Class F Common Stock with respect to the payment of dividends and other distributions in cash, stock of the Corporation or property of the Corporation, each share of Class F Common Stock shall be entitled to receive, Ratably with other Participating Shares, such dividends and other distributions as may from time to time be declared by the Board in its discretion out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board in its discretion shall determine.

(vii)    Notwithstanding anything to the contrary in the preceding subsections (i)-(vi), dividends may be declared on any one class of Common Stock payable in additional shares of such class if, substantially concurrently therewith, like dividends are declared on each other class of Common Stock payable in additional shares of such other class at the same rate per share.

(c)    Liquidation, Dissolution or Winding Up.

(i)    Subject to Section 4.3(c)(iii), in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock or any other class or series of stock having a preference over any Participating Shares as to distributions upon dissolution or liquidation or winding up shall be entitled the remaining assets of the Corporation shall be distributed Ratably to the Participating Shares.

(ii)    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, (A) the holders of shares of the Class C Common Stock shall be entitled to receive the par value of such shares of Class C Common Stock and (B) the holders of shares of the Class D Common Stock shall be entitled to receive the par value of such shares of Class D Common Stock, in each case Ratably on a per share basis with the Participating Shares. Other than as set forth in the preceding sentence, the holders of shares of the Class C Common Stock and Class D Common Stock, as such, shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(iii)    If, as of the date of determining the stockholders of the Corporation entitled to participate in a distribution of the remaining assets of the Corporation in connection with a liquidation, dissolution or winding up contemplated by this Section 4.3(c) any shares of Class E Common Stock remain issued and outstanding, then the holders of such shares of Class E Common Stock shall only be entitled to receive the par value of such shares, unless the amount of the distribution in connection with or following such liquidation, dissolution or winding up that would be payable in respect of a share of Class A Common Stock would cause a Triggering Event for such share of Class E Common Stock. To the extent that any remaining assets of the Corporation are to be distributed to the holders of Class E Common Stock pursuant to this Section 4.3(c)(iii), then such amounts shall be distributed Ratably to the Participating Shares and the shares of Class E Common Stock (assuming that, notwithstanding anything to the contrary set forth in this Certificate of Incorporation, the shares of each series of Class E Common Stock then outstanding are treated as Participating Shares and tested separately on a series-by-series basis to determine whether a Triggering Event has occurred with respect to such series, and without duplication of any amounts that would otherwise be payable in respect of the shares of Class A Common Stock into which such shares of Class E Common Stock would otherwise be convertible in connection with a Triggering Event).

(d)    Splits. If the Corporation at any time combines or subdivides (by any stock split, stock dividend, recapitalization, reorganization, merger, amendment of this Certificate of Incorporation, scheme, arrangement or otherwise) the number of shares of any class or series of Common Stock into a greater or lesser number of shares, the shares of each other class or series shall be proportionately similarly combined or subdivided. Any adjustment described in this Section 4.3(d) shall become effective at the close of business on the date the combination or subdivision becomes effective.

(e)    No Preemptive or Subscription Rights. Without limiting the rights of any party to the Investor Rights Agreement, no holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

(f)    Conversion of Class B Common Stock and Class D Common Stock.

(i)    Each share of Class B Common Stock that is Disqualified Stock shall automatically and without further action on the part of the Corporation or any holder of Class B Common Stock be converted at the Determination Time into one fully paid and nonassessable share of Class A Common Stock, and each share of Class D Common Stock that is Disqualified Stock shall automatically and without further action on the part of the Corporation or any holder of Class D Common Stock be converted at the Determination Time into one fully paid and nonassessable share of Class C Common Stock.

(ii)    Upon the Sunset Time, (x) each share of Class B Common Stock shall automatically and without further action on the part of the Corporation or any holder of Class B Common Stock be converted at such time into one fully paid and nonassessable share of Class A Common Stock; and (y) each share of Class D Common Stock shall automatically and without further action on the part of the Corporation or any holder of Class D Common Stock be converted at such time into one fully paid and nonassessable share of Class C Common Stock.

(iii)    Each outstanding stock certificate that, immediately prior to such conversion, represented one or more shares of Class B Common Stock or Class D Common Stock (as applicable) subject to such conversion will, upon such conversion, be deemed to represent an equal number of shares of Class A Common Stock or Class C Common Stock (as applicable), without the need for surrender or exchange thereof. The Corporation will, upon the request of any holder whose shares of Class B Common Stock or Class D Common Stock (as applicable) have been converted into shares of Class A Common Stock or Class C Common Stock (as applicable) as a result of such conversion and upon surrender by such holder to the Corporation of the outstanding certificate(s) formerly representing such holder’s shares of Class B Common Stock or Class D Common Stock (as applicable, if any), issue and deliver to such holder certificate(s) representing the shares of Class A Common Stock or Class C Common Stock (as applicable) into which such holder’s shares of Class B Common Stock or Class D Common Stock (as applicable) were converted as a result of such conversion (if such shares are certificated) or, if such shares are uncertificated or the stockholder otherwise consents, register such shares in book-entry form.

(g)    Conversion of Class E Common Stock. In the event that there has been a Triggering Event with respect to shares of Class E Common Stock (as determined pursuant to the definition of “Triggering Event”) prior to the Earnout Termination Date, such shares of Class E Common Stock shall automatically and without further action on the part of the Corporation or any holder of Class E Common Stock be converted on the applicable Class E Conversion Date into an equal number of fully paid and nonassessable shares of Class A Common Stock. Each outstanding stock certificate that, immediately prior to such conversion, represented one or more shares of Class E Common Stock subject to such conversion will, upon such conversion, be deemed to represent an equal number of shares of Class A Common Stock, without the need for surrender or exchange thereof. The Corporation will, upon the request of any holder whose shares of Class E Common Stock have been converted into shares of Class A Common Stock as a result of such conversion and upon surrender by such holder to the Corporation of the outstanding certificate(s) formerly representing such holder’s shares of Class E Common Stock (if any), issue and deliver to such holder certificate(s) representing the shares of Class A Common Stock into which such holder’s shares of Class E Common Stock were converted as a result of such conversion (if such shares are certificated) or, if such shares are uncertificated or the stockholder otherwise consents, register such shares in book-entry form.

(h)    Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock and the shares of Class E Common Stock into shares of Class A Common Stock, such number of shares of Class A Common Stock as will from time to time be sufficient to effect conversion of all outstanding shares of Class B Common Stock and of all outstanding shares of Class E Common Stock into shares of Class A Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class C Common Stock, solely for the purpose of effecting the conversion of the shares of Class D Common Stock into Class C Common Stock, such number of shares of Class C Common Stock as will from time to time be sufficient to effect conversion of all outstanding shares of Class D Common Stock into shares of Class C Common Stock.

(i)    Cancellation of Class E Common Stock. In the event that there has not been a Triggering Event with respect to any share of Class E Common Stock as of the Earnout Termination Date, such share of Class E Common Stock shall, automatically and without further action on the part of the Corporation or any holder of Class E Common Stock, be transferred to the Corporation and cancelled for no consideration, on and effective as of 5:00 p.m. New York City time on the Earnout Termination Date, and thereafter the Corporation shall take all necessary action to retire such shares of Class E Common Stock that are reacquired by the Corporation and shall not be disposed of out of treasury or otherwise reissued. Any certificates that, prior to the Earnout Termination Date, represented shares of Class E Common Stock (to the extent representing shares of Class E Common Stock that were not converted) shall, if presented to the Corporation on or after the Earnout Termination Date, be cancelled.

(j)    Conversion of Class F Common Stock.

(i)    Shares of Class F Common Stock shall automatically convert into shares of Class A Common Stock on a one-for-one basis (the “Initial Conversion Ratio”): (A) at any time and from time to time at the option of the holder thereof; or (B) automatically and without further action by the Corporation or the holder thereof on the day of the closing of a Business Combination.

(ii)    Notwithstanding the Initial Conversion Ratio, in the case that additional shares of Class A Common Stock or any other Equity-linked Securities, are issued or deemed issued in excess of the amounts offered in the IPO and related to the closing of a Business Combination, all outstanding shares of Class F Common Stock shall automatically convert into shares of Class A Common Stock at the time of the closing of a Business Combination at such ratio (unless the holders of a majority of the outstanding shares of Class F Common Stock agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) that results in the number of shares of Class A Common Stock issuable upon conversion of all outstanding shares of Class F Common Stock be equal to, in the aggregate, 20% of the sum of all shares of Class A Common Stock and Class F Common Stock outstanding upon completion of the IPO plus all shares of Class A Common Stock and Equity-linked Securities issued or deemed issued in connection with a Business Combination, excluding any shares or Equity-linked Securities issued, or to be issued, to any seller in a Business Combination.

(iii)    Notwithstanding anything to the contrary contained herein, the foregoing adjustment to the Initial Conversion Ratio may be waived as to any particular issuance or deemed issuance of additional shares of Class A Common Stock or Equity-linked Securities by the written consent or agreement of holders of a majority of the outstanding shares of Class F Common Stock consenting or agreeing separately as a separate class.

(iv)    The foregoing conversion ratio shall also be adjusted to account for any subdivision (by share split, subdivision, exchange, capitalization, rights issue, reclassification, recapitalization or otherwise) or combination (by reverse share split, share consolidation, exchange, reclassification, recapitalization or otherwise) or similar reclassification or recapitalizations of the outstanding shares of Class A Common Stock into a greater or lesser number of shares occurring after the Effective Date without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Class F Common Stock.

(v)    Each share of Class F Common Stock shall convert into its pro rata number of shares of Class A Common Stock pursuant to this Section 4.3(j). The pro rata share for each holder of shares of Class F Common Stock will be determined as follows: each share of Class F Common Stock shall convert into such number of shares of Class A Common Stock as is equal to the product of one multiplied by a fraction, the numerator of which shall be the total number of shares of Class F Common Stock into which all of the outstanding shares of Class F Common Stock in issue shall be converted pursuant to this Section 4.3(j) and the denominator of which shall be the total number of outstanding shares of Class F Common Stock at the time of conversion.

(vi)    Notwithstanding anything to the contrary in this Section 4.3(j), in no event may any share of Class F Common Stock convert into shares of Class A Common Stock at a ratio that is less than one-for-one.

(vii)    As used in this Section 4.3(j):

(1)    “converted”, “conversion” or “exchange” shall have its ordinary meaning under Delaware law, and thereby shall have the same effect as a compulsory redemption without notice of shares of Class F Common Stock of any stockholder and, on behalf of such stockholders, automatic application of such redemption proceeds in paying for such new shares of Class A Common Stock into which the shares of Class F Common Stock have been converted or exchanged at a price per share of Class F Common Stock necessary to give effect to a conversion or exchange calculated on the basis that the shares of Class A Common Stock to be issued as part of the conversion or exchange will be issued at par. The shares of Class A Common Stock to be issued on an exchange or conversion shall be registered in the name of such stockholder or in such name as the stockholder may direct;

(2)    “Equity-linked Securities” means any debt or equity securities that are convertible, exercisable or exchangeable for shares of Class A Common Stock issued in a financing transaction in connection with a Business Combination, including, but not limited to, a private placement of equity or debt; and

(3)    “Trust Account” means the trust account established by Altimar Cayman upon the consummation of its IPO and into which a certain amount of the net proceeds of the IPO, together with a certain amount of the proceeds of a private placement of warrants simultaneously with the closing date of the IPO, have been deposited.

(k)    Shares of Class F Common Stock converted into shares of Class A Common Stock pursuant to Section 4.3(j) shall be cancelled by the Corporation and may not be reissued. At any time after consummation of a Business Combination, when there are no longer any shares of Class F Common Stock outstanding, the Corporation shall take all necessary action to retire and eliminate the Class F Common Stock, and shall amend this Certificate of Incorporation to eliminate references thereto.

(l)    Nothing in Sections 4.3(j)-(k) of this Certificate of Incorporation shall limit or amend any obligation or agreement of any party to the Forfeiture Agreement. To the extent of any conflict or inconsistency between the terms and provisions of the Forfeiture Agreement and the terms and provisions of this Certificate of Incorporation, including (without limitation) Section 4.3(j) and (k) hereof, the terms and provisions of the Forfeiture Agreement shall control.

ARTICLE V

CERTAIN MATTERS RELATING TO TRANSFERS

Section 5.1    Exchanges.

(a)    The Corporation, Blue Owl Holdings, Blue Owl Carry, and the other Persons party thereto are parties to the Exchange Agreement.

(b)    Subject to (and in accordance with the terms of) the Exchange Agreement:

(i)    To the extent that an Exchanging Partner (as defined in the Exchange Agreement) is exchanging Blue Owl Holdings Common Units and Blue Owl Carry Common Units with respect to which there are shares of Class C Common Stock associated, the Corporation shall (unless and to the extent Blue Owl Holdings or Blue Owl Carry has elected in accordance with the terms and provisions of the Exchange Agreement to pay cash in lieu of shares of Class A Common Stock) issue jointly to Blue Owl Holdings and Blue Owl Carry a number of shares of Class A Common Stock, as requested jointly by Blue Owl Holdings and Blue Owl Carry, in exchange for an equal number of (x) Blue Owl Holdings Common Units and (y) Blue Owl Carry Common Units, provided that the aggregate number of shares of Class A Common Stock issued shall not exceed the number of Blue Owl Holdings Common Units and Blue Owl Carry Common Units surrendered to each of Blue Owl Holdings and Blue Owl Carry by the exchanging partner thereof. For the avoidance of doubt, the foregoing exchange is intended to be (x) one share of Class A Common Stock in exchange for (y) one Blue Owl Holdings Common Unit and one Blue Owl Carry Common Unit. Notwithstanding the foregoing, if the Corporation elects to consummate a Direct Exchange (as defined in the Exchange Agreement), in lieu of issuing such shares of Class A Common Stock to Blue Owl Holdings and Blue Owl Carry as provided in the first sentence of this paragraph, the Corporation shall instead issue such shares directly to the applicable exchanging partner(s). Concurrently with the issuance of such shares of Class A Common Stock, whether to Blue Owl Holdings and Blue Owl Carry or directly to the exchanging partner(s) (as applicable), an equivalent number of shares of Class C Common Stock held of record by the applicable exchanging partner(s) shall, automatically and without further action on the part of the Corporation or any holder of Class C Common Stock, be transferred to the Corporation and retired for no consideration.

(ii)    To the extent that an Exchanging Partner (as defined in the Exchange Agreement) is exchanging Blue Owl Holdings Common Units and Blue Owl Carry Common Units with respect to which there are shares of Class D Common Stock associated, the Corporation shall (unless and to the extent Blue Owl Holdings or Blue Owl Carry has elected in accordance with the terms and provisions of the Exchange Agreement to pay cash in lieu of shares of Class B Common Stock) issue jointly to Blue Owl Holdings and Blue Owl Carry a number of shares of Class B Common Stock, as requested jointly by Blue Owl Holdings and Blue Owl Carry, in exchange for an equal number of (x) Blue Owl Holdings Common Units and (y) Blue Owl Carry Common Units, provided that the aggregate number of shares of Class B Common Stock issued shall not exceed the number of Blue Owl Holdings Common Units and Blue Owl Carry Common Units surrendered to each of Blue Owl Holdings and Blue Owl Carry by the exchanging partner thereof. For the avoidance of doubt, the foregoing exchange is intended to be (x) one share of Class B Common Stock in exchange for (y) one Blue Owl Holdings Common Unit and one Blue Owl Carry Common Unit. Notwithstanding the foregoing, if the Corporation elects to consummate a Direct Exchange (as defined in the Exchange Agreement), in lieu of issuing such shares of Class B Common Stock to Blue Owl Holdings and Blue Owl Carry as provided in the first sentence of this paragraph, the Corporation shall instead issue such shares directly to the applicable exchanging partner(s). Concurrently with the issuance of such shares of Class B Common Stock, whether to Blue Owl Holdings and Blue Owl Carry or directly to the exchanging partner(s) (as applicable), an equivalent number of shares of Class D Common Stock held of record by the applicable exchanging partner(s) shall, automatically and without further action on the part of the Corporation or any holder of Class D Common Stock, be transferred to the Corporation and retired for no consideration.

(iii)    The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock and Class B Common Stock, a sufficient number of shares of Class A Common Stock and Class B Common Stock to permit Blue Owl Holdings and Blue Owl Carry to satisfy their respective obligations under the Exchange Agreement.

Section 5.2    Additional Issuances. Subject to the DGCL and the other terms of this Certificate of Incorporation and without limitation of the rights of any party to the Investor Rights Agreement, on or following the Effective Date, the Corporation may issue from time to time additional shares of Class A Common Stock from the authorized but unissued shares of Class A Common Stock, including as provided in this Certificate of Incorporation. The Corporation shall not issue additional shares of Class B Common Stock, except as provided in this Certificate of Incorporation. In addition to any approval otherwise required by the DGCL and this Certificate of Incorporation, the immediately preceding sentence may only be amended by the affirmative vote of the holders of shares of issued and outstanding Class A Common Stock and Class C Common Stock, voting together as a single class. The Corporation shall not issue additional shares of Class C Common Stock or Class D Common Stock, except in connection with the valid issuance of Blue Owl Holdings Common Units in accordance with the Blue Owl Holdings A&R LPA and Blue Owl Carry Common Units in accordance with the Blue Owl Carry A&R LPA, or except as provided in this Certificate of Incorporation; provided, that upon a Unit Triggering Event with respect to a Blue Owl Seller Earnout Unit (determined pursuant to the Blue Owl A&R LPAs), the Corporation shall issue to the holder of such Blue Owl Seller Earnout Unit (x) one share of Class C Common Stock, if such holder is not a Qualified Stockholder, or (y) one share of Class D Common Stock, if such holder is a Qualified Stockholder. Following the Effective Date, the Corporation shall not issue additional shares of Class E

Common Stock or shares of Class F Common Stock. In addition to any approval otherwise required by the DGCL and this Certificate of Incorporation, the immediately preceding sentence may only be amended by the affirmative vote of the holders of shares of issued and outstanding Class A Common Stock and Class C Common Stock, voting together as a single class.

Section 5.3    Cancellation.

(a)    Shares of Class C Common Stock and Class D Common Stock that are reacquired by the Corporation shall not be disposed of out of treasury or otherwise reissued. Any certificates that, prior to the cancelation of such shares of Class C Common Stock or Class D Common Stock, as the case may be, represented shares of Class C Common Stock or Class D Common Stock so cancelled shall, if presented to the Corporation on or after the date of cancellation of such shares, be cancelled.

(b)    Shares of Class B Common Stock shall automatically and without further action on the part of the Corporation or any holder of Class B Common Stock be converted into an equal number of fully paid and nonassessable shares of Class A Common Stock upon any Transfer of such shares of Class B Common Stock, except for a Qualified Transfer. Each outstanding stock certificate that, immediately prior to such conversion, represented one or more shares of Class B Common Stock subject to such conversion will, upon such conversion, be deemed to represent an equal number of shares of Class A Common Stock, without the need for surrender or exchange thereof. The Corporation will, upon the request of any holder whose shares of Class B Common Stock have been converted into shares of Class A Common Stock as a result of such conversion and upon surrender by such holder to the Corporation of the outstanding certificate(s) formerly representing such holder’s shares of Class B Common Stock (if any), issue and deliver to such holder certificate(s) representing the shares of Class A Common Stock into which such holder’s shares of Class B Common Stock were converted as a result of such conversion (if such shares are certificated) or, if such shares are uncertificated or the stockholder otherwise consents, register such shares in book-entry form.

(c)    Shares of Class D Common Stock shall automatically and without further action on the part of the Corporation or any holder of Class D Common Stock be converted into an equal number of fully paid and nonassessable shares of Class C Common Stock upon any Transfer of such shares of Class D Common Stock, except for a Qualified Transfer. Each outstanding stock certificate that, immediately prior to such conversion, represented one or more shares of Class D Common Stock subject to such conversion will, upon such conversion, be deemed to represent an equal number of shares of Class C Common Stock, without the need for surrender or exchange thereof. The Corporation will, upon the request of any holder whose shares of Class D Common Stock have been converted into shares of Class C Common Stock as a result of such conversion and upon surrender by such holder to the Corporation of the outstanding certificate(s) formerly representing such holder’s shares of Class D Common Stock (if any), issue and deliver to such holder certificate(s) representing the shares of Class C Common Stock into which such holder’s shares of Class D Common Stock were converted as a result of such conversion (if such shares are certificated) or, if such shares are uncertificated or the stockholder otherwise consents, register such shares in book-entry form.

(d)    If the Corporation has reason to believe that a Transfer giving rise to a conversion of shares of Class B Common Stock into Class A Common Stock or shares of Class D Common Stock into Class C Common Stock has occurred but has not theretofore been reflected on the books of the Corporation, the Corporation may request that the holder of such shares furnish affidavits or other evidence to the Corporation as the Corporation deems necessary to determine whether a conversion of such shares of Class B Common Stock into Class A Common Stock or shares of Class D Common Stock into Class C Common Stock has occurred, and if such holder does not within twenty-five (25) days after the date of such request furnish sufficient evidence to the Corporation (in the manner provided in the request) to enable the Corporation to determine that no such conversion has occurred, any such shares of Class B Common Stock or shares of Class D Common Stock, as applicable, to the extent not previously converted, shall be automatically converted into shares of Class A Common Stock or shares of Class C Common Stock, as applicable, as of the date of the Transfer in question and the same will thereupon be registered on the books, records and stock ledger of the Corporation. In connection with any action of stockholders taken at a meeting or by written consent (if action by written consent of the stockholders is not prohibited at such time under the DGCL or this Certificate of Incorporation), the stock ledger of the Corporation shall be presumptive evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders and the class or classes or series of shares held by each such stockholder and the number of shares of each class or classes or series held by such stockholder.

Section 5.4    Certain Restrictions on Transfer.

(a)    Without the prior written consent of the Corporation, and without limiting the rights of any party to the Investor Rights Agreement, neither any Restricted Transfer nor any public announcement of any intention to effect any Restricted Transfer of any Lock-Up Shares Beneficially Owned or otherwise held by any Non-Electing Seller (or any Permitted Transferee that Beneficially Owns any Lock-Up Shares as a result of a Permitted Transfer) may be made during the Lock-Up Period applicable to such Lock-Up Shares. During the Lock-Up Period applicable to any Non-Electing Seller (or any Permitted Transferee thereof that Beneficially Owns any Lock-Up Shares as a result of a Permitted Transfer), any purported Transfer of Lock-Up Shares by such Non-Electing Seller (or such Permitted Transferee) other than in accordance with this Certificate of Incorporation shall be null and void, and the Corporation shall refuse to recognize any such Transfer for any purpose.

(b)    No Transfer of any shares of Common Stock or shares of Preferred Stock may be made, except in compliance with applicable federal and state securities laws.

(c)    No Transfer of shares of Class C Common Stock or Class D Common Stock may be made, unless such Transferor also Transfers an equal number of Blue Owl Holdings Common Units and Blue Owl Carry Common Units (as applicable) to the applicable Transferee in accordance with the terms and conditions of the Blue Owl Holdings A&R LPA and Blue Owl Carry A&R LPA, as applicable.

(d)    The Corporation may place customary restrictive legends on the certificates or book entries representing the shares of Common Stock and, if applicable, the shares of Preferred Stock subject to this Section 5.4 and remove such restrictive legends at the time the applicable restrictions under this Section 5.4 are no longer applicable to the shares of Common Stock or shares of Preferred Stock represented by such certificates or book entries. To the extent shares of Common Stock and, if applicable, shares of Preferred Stock subject to this Section 5.4 are uncertificated, the Corporation shall give notice of the restrictions set forth in this Section 5.4 in accordance with the DGCL.

ARTICLE VI

BYLAWS

In furtherance and not in limitation of the powers conferred by the DGCL, but without limiting the rights of any party to the Investor Rights Agreement, the Board is expressly authorized to make, amend, alter, change, add to or repeal the by-laws of the Corporation (as may be amended, restated or otherwise modified from time to time in accordance with the terms thereof, the “Bylaws”) without the consent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation. Notwithstanding anything to the contrary contained in this Certificate of Incorporation or any provision of the DGCL, the affirmative vote of the holders of at least a majority of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any such provision of the Bylaws, or to adopt any provision inconsistent therewith.

ARTICLE VII

BOARD OF DIRECTORS

Section 7.1    Board of Directors.

(a)    Board Powers. Except as otherwise provided in this Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

(b)    Number, Election and Term.

(i)    Without limiting the rights of any party to the Investor Rights Agreement, or except as otherwise provided for or fixed in any certificate of designation with respect to any series of Preferred Stock, the total number of directors constituting the whole Board shall be determined from time to time by resolution adopted by the Board.

(ii)    Without limiting the rights of any party to the Investor Rights Agreement, the directors (other than those directors elected by the holders of any series of Preferred Stock, voting separately as a series or together with one or more such series, as the case may be, such directors (“Preferred Stock Directors”)) shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of such directors. Class I directors shall initially serve for a term expiring at the first annual meeting of stockholders following the Effective Date, Class II directors shall initially serve for a term expiring at the second annual meeting of stockholders following the Effective Date and Class III directors shall initially serve for a term expiring at the third annual meeting of stockholders following the Effective Date. At each annual meeting following the Effective Date, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders. If the number of such directors is changed (other than in respect of any Preferred Stock Directors), any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove, or shorten the term of, any incumbent director. Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding in respect of any Preferred Stock Directors and without limiting the rights of any party to the Investor Rights Agreement, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. Without limiting the rights of any party to the Investor Rights Agreement, the Board is authorized to assign members of the Board already in office at the Effective Date to their respective class.

(iii)    Any such director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal from office.

(iv)    Directors of the Corporation need not be elected by written ballot, unless the Bylaws shall so provide.

Section 7.2    Newly-Created Directorships and Vacancies. Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding in respect of any Preferred Stock Directors and without limiting the rights of any party to the Investor Rights Agreement, any newly-created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board (whether by death, resignation, retirement, disqualification, removal or other cause) shall be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director (and not by the stockholders). Any director (other than a Preferred Stock Director) elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

Section 7.3    Resignation and Removal. Any director may resign at any time upon notice to the Corporation given in writing or by any electronic transmission permitted by the Bylaws. Without limiting the rights of any party to the Investor Rights Agreement, any or all of the directors (other than any Preferred Stock Director) may be removed only for cause and only upon the affirmative vote of the holders of a majority in voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Without limiting the rights of any party to the Investor Rights Agreement, in case the Board or any one or more directors should be so removed, new directors may be elected in accordance with Section 7.2.

Section 7.4    Preferred Stock Directors. Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect Preferred Stock Directors, then the election, term of office, removal and other features of such directorships shall be governed by the terms of this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) applicable thereto. Notwithstanding Section 7.1(b), the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed in accordance with Section 7.1(b) hereof, and the total number of directors constituting the whole Board shall be automatically adjusted accordingly and whenever the holders of any series of Preferred Stock having such right to elect Preferred Stock Directors are divested of such right, the terms of office of all such Preferred Stock Directors shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.

Section 7.5    Quorum. A quorum for the transaction of business by the directors shall be set forth in the Bylaws.

ARTICLE VIII

CONSENT OF STOCKHOLDERS IN LIEU OF MEETING; ANNUAL AND SPECIAL MEETINGS OF STOCKHOLDERS

Section 8.1    Consent of Stockholders in Lieu of Meeting. At any time any shares of Class B Common Stock or shares of Class D Common Stock are outstanding, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with the Bylaws and applicable law. At any time when there are not any shares of Class B Common Stock or Class D Common Stock outstanding, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Notwithstanding the foregoing, any action required or permitted to be taken by the holders of Preferred Stock or any class of Common Stock, voting separately as a class or series or separately as a class with one or more other such series or classes, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of Preferred Stock or in this Certificate of Incorporation with respect to such class of Common Stock.

Section 8.2    Meetings of Stockholders. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called only by or at the direction of the Board, the Chairman of the Board or as otherwise expressly provided in the Bylaws. An annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as shall be fixed exclusively by resolution of the Board or a duly authorized committee thereof.

ARTICLE IX

LIMITED LIABILITY; INDEMNIFICATION

Section 9.1    Limited Liability of Directors. To the fullest extent permitted by law, no director of the Corporation will have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Neither the amendment nor the repeal of this Article IX shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Corporation existing prior to such amendment or repeal.

Section 9.2    Indemnification and Advancement of Expenses.

(a)    To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each Person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (for purposes of this Section 9.2, a “Proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, member, manager, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, member, manager, officer, employee or agent, or in any other capacity while serving as a director, member, manager, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, Employee Retirement Income Security Act of 1974 excise taxes and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such Proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending or otherwise participating in any Proceeding in advance of its final disposition. Notwithstanding the foregoing, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Section 9.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 9.2 shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 9.2(a), except for Proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board.

(b)    The rights to indemnification and advancement of expenses conferred on any Indemnitee by this Section 9.2 shall not be exclusive of any other rights that any Indemnitee may have or hereafter acquire under law, this Certificate of Incorporation, the Bylaws, insurance, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c)    Any repeal or amendment of this Section 9.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Section 9.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any Proceeding (regardless of when such Proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d)    This Section 9.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to Persons other than Indemnitees.

(e)    The Corporation shall purchase and maintain insurance (or be named insured on the insurance policy of an affiliate), on behalf of the Indemnitees and such other Persons as the Board shall determine, in its sole discretion, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with such Person’s activities on behalf of the Corporation, regardless of whether the Corporation would have the power to indemnify such Person against such liability under the provisions of this Certificate of Incorporation.

ARTICLE X

DGCL SECTION 203

The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE XI

CORPORATE OPPORTUNITIES

Except with respect to any corporate opportunity expressly offered or presented to any Indemnitee solely in his or her capacity as a director or officer of, through his or her service to, or pursuant to a contract with, the Corporation and its Subsidiaries (an “Excluded Opportunity”), to the fullest extent permitted by applicable law, each Indemnitee shall have the right to engage in businesses of every type and description and other activities for profit, and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by the Corporation or any of its Subsidiaries, independently or with others, including business interests and activities in direct competition with the business and activities of the Corporation or any of its Subsidiaries, with no obligation to offer the Corporation or any of its Subsidiaries the right to participate therein. Nothing in this Certificate of Incorporation, including (without limitation) the foregoing sentence, shall be deemed to supersede any other agreement to which an Indemnitee may be a party or the rights of any other party thereto restricting such Indemnitee’s ability to have certain business interests or engage in certain business activities or ventures. To the fullest extent permitted by applicable law, but subject to the immediately preceding sentence, neither the Corporation nor any of its Subsidiaries shall have any rights in any business interests, activities or ventures of any Indemnitee that are not Excluded Opportunities, and the Corporation hereby waives and renounces any interest or expectancy therein.

To the fullest extent permitted by applicable law, but without limiting any separate agreement to which an Indemnitee may be party with the Corporation or any of its Subsidiaries, and except with respect to any Excluded Opportunities, (i) the engagement in competitive activities by any Indemnitee in accordance with the provisions of this Article XI is hereby deemed approved by the Corporation, all stockholders and all Persons acquiring an interest in the stock of the Corporation, (ii) it shall not be a breach of any Indemnitee’s duties or any other obligation of any type whatsoever of any Indemnitee if an Indemnitee engages in, or directs to another Person, any such business interests or activities in preference to or to the exclusion of the Corporation or any of its Subsidiaries, and (iii) no Indemnitee shall be liable to the Corporation, any stockholder of the Corporation or any other Person who acquires an interest in the stock of the Corporation, by reason of the fact that such Indemnitee pursues or acquires a business opportunity that is not an Excluded Opportunity for itself, directs such opportunity to another Person, or does not communicate such opportunity or information to the Corporation or any of its Subsidiaries.

In addition to and without limiting the foregoing provisions of this Article XI, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation or any of its Subsidiaries if it is a business opportunity that (i) the Corporation and its Subsidiaries are neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the business of the Corporation and its Subsidiaries or is of no practical advantage to the Corporation and its Subsidiaries, (iii) is one in which the Corporation and its Subsidiaries have no interest or reasonable expectancy, or (iv) is one presented to any account for the benefit of an Indemnitee or an Affiliate of Indemnitee (other than the Corporation or any of its Subsidiaries) over which such Indemnitee has no direct or indirect influence or control, including, but not limited to, a blind trust. To the fullest extent permitted by applicable law, but without limiting any separate agreement to which an Indemnitee may be party with the Corporation or any of its Subsidiaries, no Indemnitee shall (x) have any duty to present business opportunities that are not Excluded Opportunities to the Corporation or any of its Subsidiaries or (y) be liable to the Corporation, any stockholder of the Corporation or any other Person who acquires an interest in the stock of the Corporation, by reason of the fact that such Indemnitee pursues or acquires a business opportunity that is not an Excluded Opportunity for itself, directs such opportunity to another Person or does not communicate such opportunity or information to the Corporation or any of its Subsidiaries.

For avoidance of doubt, the foregoing paragraphs of this Article XI are intended to renounce with respect to the Indemnitees, to the fullest extent permitted by Section 122(17) of the DGCL, any interest or expectancy of the Corporation or any of its Subsidiaries in, or in being offered an opportunity to participate in, any business opportunities that are not Excluded Opportunities, and this Article XI shall be construed to effect such renunciation to the fullest extent permitted by the DGCL.

Any Indemnitee may, directly or indirectly, (i) acquire stock of the Corporation, and options, rights, warrants and appreciation rights relating to stock of the Corporation and (ii) except as otherwise expressly provided in this Certificate of Incorporation, exercise all rights of a stockholder of the Corporation relating to such stock, options, rights, warrants and appreciation rights.

To the fullest extent permitted by applicable law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article XI.

ARTICLE XII

SEVERABILITY

If any provision of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.

ARTICLE XIII

FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, or any claim for aiding and abetting such alleged breach, (c) any action asserting a claim arising under any provision of the DGCL, this Certificate of Incorporation (as it may be amended or restated) or the Bylaws or as to which the DGCL confers jurisdiction on the Delaware Court of Chancery or (d) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, in each case, to the fullest extent permitted by law, be solely and exclusively brought in the Delaware Court of Chancery. Notwithstanding the foregoing, in the event that the Delaware Court of Chancery lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XIII.

ARTICLE XIV

AMENDMENTS

Except as otherwise expressly provided in this Certificate of Incorporation and without limiting the rights of any party to the Investor Rights Agreement, in addition to any separate vote of any class or series of capital stock of the Corporation required under the DGCL, this Certificate of Incorporation may be amended by the affirmative vote of the holders of at least a majority of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE XV

DEFINITIONS

Section 15.1    Definitions. As used in this Certificate of Incorporation, the following terms have the following meanings, unless clearly indicated to the contrary:

(a)    “501(c) Organization” means an entity that is exempt from taxation under Section 501(c)(3) or Section 501(c)(4) of the Internal Revenue Code (or any successor provision thereto).

(b)    “Affiliate” has the meaning given to such term in the Investor Rights Agreement.

(c)    “B/D Voting Power” means, at the time of determination (but in any event, prior to the Sunset Time), (i) solely with respect to any matter on which holders of Class B Common Stock are voting separately as a class as required by this Certificate of Incorporation or the DGCL, one vote, (ii) solely with respect to each matter on which holders of Class D Common Stock are voting separately as a class as required by this Certificate of Incorporation or the DGCL, one vote, and (iii) with respect to each matter on which stockholders of the Corporation are voting generally or any matter in which the Class B Common Stock and Class D Common Stock are voting together as a single class, a number of votes per share equal to the Total B/D Voting Number divided by the total number of shares of Class B Common Stock and Class D Common Stock issued and outstanding. For purposes hereof, the “Total B/D Voting Number” shall mean a number equal to (A) the quotient determined by dividing (1) the sum of (x) the total number of shares of Class A Common Stock and Class C Common Stock issued and outstanding and (y) the total voting power of all shares of Preferred Stock issued and outstanding by (2) 10%; multiplied by (B) 90%.

(d)    “BCA” means that certain Business Combination Agreement, dated as of December 23, 2020, by and among the Corporation, Blue Owl Holdings, Blue Owl Carry and other Persons party thereto, as the same may be amended, restated, supplemented or waived from time to time.

(e)    “BCA Transaction” means the business combination transactions contemplated by the BCA.

(f)    “Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act. When used in the context of Economic Shares, Beneficially Owns assumes the Exchange of all Blue Owl Carry Common Units and Blue Owl Holdings Common Units.

(g)    “Blue Owl A&R LPAs” means the Blue Owl Carry A&R LPA and the Blue Owl Holdings A&R LPA, collectively.

(h)    “Blue Owl Carry” means Blue Owl Capital Carry LP, a Delaware limited partnership.

(i)    “Blue Owl Carry A&R LPA” means the Amended and Restated Limited Partnership Agreement of Blue Owl Carry, dated on or about the Effective Date (as may be amended, restated or otherwise modified from time to time in accordance with the terms thereof).

(j)    “Blue Owl Carry Common Unit” means one Common Unit as defined in the Blue Owl Carry A&R LPA.

(k)    “Blue Owl Carry Seller Earnout Unit” means a Seller Earnout Unit as defined in the Blue Owl Carry A&R LPA.

(l)    “Blue Owl Holdings” means Blue Owl Capital Holdings LP, a Delaware limited partnership.

(m)    “Blue Owl Holdings A&R LPA” means the Amended and Restated Limited Partnership Agreement of Blue Owl Holdings, dated on or about the Effective Date (as may be amended, restated or otherwise modified from time to time in accordance with the terms thereof).

(n)    “Blue Owl Holdings Common Unit” means one Common Unit as defined in the Blue Owl Holdings A&R LPA.

(o)    “Blue Owl Holdings Seller Earnout Unit” means a Seller Earnout Unit as defined in the Blue Owl Carry A&R LPA.

(p)    “Blue Owl Seller Earnout Unit” means one Blue Owl Carry Seller Earnout Unit and one Blue Owl Holdings Seller Earnout Units, collectively.

(q)    “Blue Owl Unit” has the meaning given to such term in the BCA.

(r)    “Business Combination” means a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Corporation, with one or more businesses or entities (the “target business”), which Business Combination: (A) must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into such Business Combination; and (B) must not be effectuated with another blank check company or a similar company with nominal operations. For the avoidance of doubt, the BCA Transaction constitutes a Business Combination as such term is used in this Certificate of Incorporation.

(s)    “Charitable Trust” means a trust that is a 501(c) Organization (whether a determination letter with respect to such exemption is issued before, at or after the Effective Date), and further includes any successor entity that is a 501(c) Organization upon a conversion of, or transfer of all or substantially all of the assets of, a Charitable Trust to such successor entity (whether a determination letter with respect to such successor’s exemption is issued before, at or after the conversion date).

(t)    “Class E Conversion Date” means, with respect to (i) any share of Class E-1 Common Stock, the date upon which a Triggering Event with respect to such share of Class E-1 Common Stock shall have occurred (as determined pursuant to the definition of “Triggering Event”) and (ii) any share of Class E-2 Common Stock, the date upon which a Triggering Event with respect to such share of Class E-2 Common Stock shall have occurred (as determined pursuant to the definition of “Triggering Event”).

(u)    “Determination Time” means 5:00 p.m. New York City time on such date as the disinterested members of the Executive Committee (or, if no Executive Committee is then constituted, the disinterested members of the Board) determine that any shares of Class B Common Stock or Class D Common Stock are shares of Disqualified Stock.

(v)    “Disqualified Individual” means a Qualified Individual that (1) has been removed from the Executive Committee for Cause (as defined in the Investor Rights Agreement, and as applicable), (2) is found by either the Board or a final non-appealable judgement of a court of competent jurisdiction to have breached (and not cured, if curable) a non-competition covenant agreement with the Corporation or any of its Subsidiaries or (3) is deceased.

(w)    “Disqualified Stock” means shares of Class B Common Stock or Class D Common Stock (i) of the Qualified Individual as to which such shares were initially issued (beneficially or of record) who has become a Disqualified Individual or (ii) which have been Transferred to a Person other than a Qualified Transferee; provided, that no shares of Class B Common Stock or Class D Common Stock Beneficially Owned by Owl Rock Capital Feeder, LLC (“ORC Feeder”), Owl Rock Capital Partners, LP (“ORC Partners”), Dyal Capital SLP LP or any other Dyal SLP Aggregator (as such term is defined in the Investor Rights Agreement) or any Person that is a Qualified Stockholder (whether or not a Disqualified Individual or its Qualified Transferees are direct or indirect equityholders thereof, as long as Voting Control of such Person is held, directly or indirectly, by Qualified Individuals other than such Disqualified Individuals and its Qualified Transferees) (each person referenced in this provision an “Included Person” and collectively the “Included Persons”) shall be considered Disqualified Stock, unless unanimously determined by the Executive Committee (other than a Disqualified Individual) (or, if no Executive Committee is then constituted, unanimously determined by the Board).

(x)    “Earnout Termination Date” means the date that is the fifth anniversary of the Effective Date.

(y)    “Economic Shares” has the meaning given to such term in the Investor Rights Agreement.

(z)    “Effective Date” means the date of the filing and effectiveness of this Certificate of Incorporation with the Secretary of State of the State of Delaware.

(aa)    “Exchange” has the meaning given to such term in the Exchange Agreement.

(bb)    “Exchange Agreement” means the Exchange Agreement, dated on or about the Effective Date, by and among the Corporation, Blue Owl Holdings, Blue Owl Carry and the other Persons party thereto (as may be amended, restated or otherwise modified from time to time in accordance with the terms thereof).

(cc)    “Executive Committee” means the Executive Committee of the Corporation or other management committee exercising day-to-day management of the Corporation in accordance with the Bylaws and the Investor Rights Agreement.

(dd)    “Family Member” has the meaning given to such term in the Investor Rights Agreement.

(ee)    “Forfeiture Agreement” means that certain Forfeiture Agreement referred to in the BCA pursuant to which, among other things, Altimar Sponsor LLC acknowledged and agreed (1) effective upon the closing of the transactions contemplated by the BCA, (x) as holder of a majority of the Class B Cayman Shares prior to the Domestication and a majority of the shares of Class F Common Stock at the Effective Date to waive certain anti-dilution adjustments set forth in Section 17.3 of Altimar Cayman’s Memorandum and Articles of Association and Section 4.3(j) of this Certificate of Incorporation in connection with the transactions contemplated by the BCA and (y) to forfeit 2,289,375 of the shares of Class A Common Stock received upon the automatic conversion of its shares of Class F Common Stock upon the closing of the transactions contemplated by the BCA for no consideration; and (2) to the conversion of Class F Common Stock into Class A Common Stock automatically upon consummation the BCA Transaction.

(ff)    “Initial Qualified Stockholder” means (1) ORC Feeder, and (2) Dyal Capital SLP LP, in each case with respect to the shares held by such Person for so long as one or more of the Qualified Individuals directly or indirectly have voting power such that the Qualified Individuals have Voting Control over the shares directly or indirectly held by such entity.

(gg)    “Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended.

(hh)    “Investor Rights Agreements” means the Investor Rights Agreement, dated on or about the Effective Date, by and among the Corporation and the other Persons party thereto (as may be amended, restated or otherwise modified from time to time in accordance with the terms thereof).

(ii)    “IPO” means the initial public offering of Altimar Cayman.

(jj)    “Lock-Up Period” means:

(A)    with respect to any shares of Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock held by a Non-Electing Seller or a Permitted Transferee thereof, the period commencing on the Effective Date and continuing until the date that is six months following the Effective Date; and

(B)    with respect to any Class E Common Stock held by a Non-Electing Seller or a Permitted Transferee thereof, the period commencing upon the Effective Date and continuing until the later of (1) the occurrence of a Triggering

Event for such Class E Common Stock (as determined pursuant to the definition of “Triggering Event”), at which time, such Class E Common Stock shall be converted to Class A Common Stock on the applicable Class E Conversion Date as provided in this Certificate of Incorporation, and (2) the date that is six months following the Effective Date.

(kk)    “Lock-Up Shares” means shares of Class A Common Stock, shares of Class B Common Stock, shares of Class C Common Stock, shares of Class D Common Stock and shares of Class E Common Stock held by a Non-Electing Seller or Permitted Transferee thereof. For the avoidance of doubt, shares of Class A Common Stock, which prior to the Domestication were Class A ordinary shares, as well as any and all other shares of Common Stock held by any Person other than a Non-Electing Seller or a Permitted Transferee thereof, are not Lock-Up Shares and such shares are not subject to any Lock-Up Period under this Certificate of Incorporation.

(ll)    “Non-Electing Seller” means any Person that, in accordance with Article II of the BCA, (i) received Lock-Up Shares (as opposed to Blue Owl Holdings Common Units and Blue Owl Carry Common Units) as consideration thereunder and (ii) did not execute a counterpart to the Investor Rights Agreement agreeing to be party thereto.

(mm)     “Participating Shares” means (i) shares of Class A Common Stock, Class B Common Stock, and, solely prior to the automatic conversion thereof upon and as a result of the BCA Transaction, Class F Common Stock and (ii) shares of any other class or series of Common Stock or Preferred Stock to the extent that, in accordance with the terms thereof, such shares are entitled to participate with Class A Common Stock in, as applicable, (x) dividends or distributions paid by the Corporation, or (y) any liquidation, dissolution or winding up of the Corporation. Notwithstanding the foregoing, shares of Class C Common Stock and shares of Class D Common Stock, and shares of Class E Common Stock shall not be considered Participating Shares except, solely in the case of a liquidation, dissolution or winding up of the corporation, to the extent provided in Section 4.3(c)(ii) or (iii) as applicable.

(nn)    “Permitted Transfer” means any Transfer that is (i) made to a Permitted Transferee of the transferor upon prior written notice to the Corporation and any other Person to whom notice is required to be given under the Investor Rights Agreement, (ii) a transfer of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock to the Corporation in accordance with Section 5.1(b), (iii) a transfer of shares of Class E Common Stock to the Corporation in accordance with Section 4.3(i), (iv) made in accordance with the Forfeiture Agreement, (v) made in accordance with Article III of the Investor Rights Agreement (but without limiting the Lock-Up Period), (vi) made pursuant to any liquidation, merger, stock exchange or other similar transaction subsequent to the BCA Transaction which results in all of the Corporation’s stockholders exchanging or having the right to exchange their shares of Common Stock for cash, securities or other property or (vii) a Transfer that otherwise constitutes a Permitted Transfer under the Investor Rights Agreement.

(oo)    “Permitted Transferee” means: (A) with respect to any Person, (i) any Family Member of such Person, (ii) any Affiliate of such Person, (iii) any Affiliate of any Family Member of such Person, or (iv) if such Person is a natural person, (a) by virtue of laws of descent and distribution upon death of such individual or (b) in accordance with a qualified domestic relations order; and (B) with respect to any Qualified Stockholder, (i) the Persons referred to in clause (A) with respect to such Qualified Stockholder and (ii) any Qualified Transferee of such Qualified Stockholder.

(pp)    “Person” has the meaning given to such term in the Investor Rights Agreement.

(qq)    “Qualified Entity” means, with respect to a Qualified Stockholder: (a) a Qualified Trust solely for the benefit of (i) such Qualified Stockholder, or (ii) one or more Family Members of such Qualified Stockholder; provided, that with respect to the shares held by such Qualified Trust only for so long as one or more of the Qualified Individuals directly or indirectly have voting power such that one or more Qualified Individuals have Voting Control over the shares directly or indirectly held by such Qualified Trust; (b) any general partnership, limited partnership, limited liability company, corporation, public benefit corporation or other entity with respect to which Voting Control is held by or which is wholly owned, individually or collectively, by (i) such Qualified Stockholder, (ii) one or more Family Members of such Qualified Stockholder or (iii) any other Qualified Entity of such Qualified Stockholder; provided, that with respect to the shares held by such Person only for so long as one or more of the Qualified Individuals directly or indirectly have voting power such that one or more of the Qualified Individuals have Voting Control over the shares directly or indirectly held by such entity; (c) any Charitable Trust validly created by a Qualified Stockholder; provided, that with respect to the shares held by such Charitable Trust only for so long as one or more of the Qualified Individuals directly or indirectly have voting power such that one or more of the Qualified Individuals have Voting Control over the shares directly or indirectly held by such Charitable Trust; (d) a revocable living trust, which revocable living trust is itself both a Qualified Trust and a Qualified Stockholder, during the lifetime of the natural person grantor of such trust; provided, that with respect to the shares held by revocable living trust which trust is itself both a Qualified Trust and a Qualified Stockholder, only for so long as one or more of the Qualified Individuals directly or indirectly have voting power such that one or more of the Qualified Individuals have Voting Control over the shares directly or indirectly held by such Qualified Trust; (e) any 501(c) Organization or Supporting Organization over which (i) such Qualified Stockholder, (ii) one or more Family Members of such Qualified Stockholder or (iii) any other Qualified Entity of such Qualified Stockholder, individually or collectively, control the appointment of a majority of all trustees, board members, or members of a similar governing body, as applicable, (f) in the case of ORC Feeder, ORC Partners, in each case, with respect to the shares held by such Person only for so long as one or more of the Qualified Individuals directly or indirectly have voting power such that one or more of the Qualified Individuals have Voting Control over the shares directly or indirectly held by such entity, and (g) in the case of Dyal Capital SLP LP, any Dyal SLP Aggregator (as such term is defined in the Investor Rights Agreement), in each case, with respect to the shares held by such Person for so long as one or more of the Qualified Individuals directly or indirectly have voting power such that one or more of the Qualified Individuals have Voting Control over the shares directly or indirectly held by such entity.

(rr)    “Qualified Individual” means any of Doug Ostrover, Marc Lipschultz, Craig Packer, Alan Kirshenbaum, Michael Rees, Sean Ward or Andrew Laurino.

(ss)    “Qualified Stockholder” means (i) any Initial Qualified Stockholder, (ii) any Qualified Individual, or (iii) a Qualified Transferee of the foregoing.

(tt)    “Qualified Transfer” means any Transfer of a share of Common Stock:

(i)    by a Qualified Stockholder (or the estate of a deceased Qualified Stockholder) to (A) one or more Family Members of such Qualified Stockholder or (B) any Qualified Entity of such Qualified Stockholder;

(ii)    by a Qualified Entity of a Qualified Stockholder to (A) such Qualified Stockholder or one or more Family Members of such Qualified Stockholder or (B) any other Qualified Entity of such Qualified Stockholder; or

(iii)    by a Qualified Stockholder that is a natural person or revocable living trust to a 501(c) Organization or a Supporting Organization, as well as any Transfer by a 501(c) Organization to a Supporting Organization of which such 501(c) Organization (x) is a supported organization (within the meaning of Section 509(f)(3) of the Internal Revenue Code (or any successor provision thereto)), and (y) has the power to appoint a majority of the board of directors, in each case solely so long as such 501(c) Organization or such Supporting Organization, as applicable, irrevocably elects, no later than the time such share of Class B Common Stock or Class D Common Stock is Transferred to it, that such share of Class B Common Stock or Class D Common Stock shall automatically be converted into Class A Common Stock or Class C Common Stock, respectively, upon the death of such Qualified Stockholder or the natural person grantor of such Qualified Stockholder.

(uu)    “Qualified Transferee” means a transferee of shares of Common Stock received in a Transfer that constitutes a Qualified Transfer.

(vv)    “Qualified Trust” means a bona fide trust where each trustee is (a) a Qualified Stockholder, (b) a Family Member of a Qualified Stockholder or (c) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies, accounting, legal or financial advisor, or bank trust departments.

(ww)    “Ratably” means, with respect to Participating Shares (determined pursuant to the definition of “Participating Shares”, as of the applicable time), on a per share basis. If, after the Effective Date, other terms are approved by the Corporation with respect to participation of any class or series of capital stock in residual distributions of the Corporation and are set forth in this Certificate of Incorporation or any certificate of designation with respect to Preferred Stock, “Ratably” shall automatically be adjusted to take account of such other terms.

(xx)    “Restricted Transfer” means any Transfer other than a Permitted Transfer.

(yy)    “Subsidiary” has the meaning given to such term in the Investor Rights Agreement.

(zz)    “Sunset Time” means 5:00 p.m. New York City time on the first date on which (x) the number of Economic Shares directly or indirectly Beneficially Owned by Qualified Individuals (including through one or more Qualified Transferees or Included Persons) who are none of a Disqualified Individual, a Transferee of a Disqualified Individual nor an Included Person is less than (y) 25% of the Economic Shares directly or indirectly Beneficially Owned by Initial Qualified Stockholders as of the Effective Date (assuming, in each case, (i) that immediately prior to such determination an Exchange of all then-outstanding Blue Owl Holdings Common Units and Blue Owl Carry Common Units by Qualified Stockholders was consummated and (ii) the share counts referenced in the immediately preceding clauses (x) and (y) are equitably adjusted for any stock split, stock dividend, recapitalization, reorganization, merger, amendment of this Certificate of Incorporation, scheme, arrangement or otherwise affecting the Economic Shares occurring after the Effective Date; provided, that, for the avoidance of doubt, the foregoing shall be calculated without regard to any outstanding Blue Owl Carry Seller Earnout Units or Blue Owl Holdings Seller Earnout Units, unless and until such units are earned in accordance with the terms of the BCA, the

Blue Owl Holdings A&R LPA and the Blue Owl Carry A&R LPA). Notwithstanding the foregoing, any determination made pursuant to the preceding sentence shall not take into account, and shall exclude from consideration, 40% of the Economic Shares issued to ORC Feeder upon closing of the BCA Transaction (such shares being attributable to a party other than a Qualified Individual).

(aaa)    “Supporting Organization” means an entity that is exempt from taxation under Section 501(c)(3) or Section 501(c)(4) and described in Section 509(a)(3) of the Internal Revenue Code (or any successor provision thereto).

(bbb)    “Transfer” has the meaning given to such term in the Investor Rights Agreement. Notwithstanding the preceding sentence, for purposes of this Certification of Incorporation, no Exchange of Blue Owl Holdings Common Units or Blue Owl Carry Common Units for any shares of Common Stock of the Corporation not prohibited by the Blue Owl Holdings A&R LPA, the Blue Owl Carry A&R LPA, the Exchange Agreement or the Investor Rights Agreement or the conversion of any shares of any class or series of capital stock of the Corporation into another class or series of capital stock of the Corporation shall constitute a “Transfer” hereunder.

(ccc)    “Triggering Event” means:

(A)    with respect to any share of Series E-1 Common Stock, the earlier to occur of the following (but only if occurring on or prior to the Earnout Termination Date):

(1)    the Volume Weighted Average Share Price of a share of Class A Common Stock equals or exceeds $12.50 per share for any 20 consecutive trading days following the Effective Date; and

(2)    if the Corporation is consummating a merger, consolidation, tender offer, exchange offer or business combination or sale of all or substantially of its assets and the consideration payable per share of Class A Common Stock or per Blue Owl Unit (as applicable) in connection therewith equals or exceeds $12.50 per share of Class A Common Stock or per Blue Owl Unit (as applicable);

(B)    with respect to any share of Series E-2 Common Stock, the earlier to occur of the following (but only if occurring on or prior to the Earnout Termination Date):

(1)    the Volume Weighted Average Share Price of a share of Class A Common Stock equals or exceeds $15.00 per share for any 20 consecutive trading days following the Effective Date; and

(2)    if the Corporation is consummating a merger, consolidation, tender offer, exchange offer or business combination or sale of all or substantially of its assets and the consideration payable per share of Class A Common Stock or per Blue Owl Unit (as applicable) in connection therewith equals or exceeds $15.00 per share of Class A Common Stock or per Blue Owl Unit (as applicable); and

(C)    with respect to the foregoing clause (A) and (B), if the Corporation at any time combines or subdivides (by any stock split, stock dividend,

recapitalization, reorganization, merger, amendment of this Certificate of Incorporation, amendment to the Blue Owl A&R LPAs, scheme, arrangement or otherwise or extraordinary dividend resulting from an asset sale or leverage recapitalization), each of the applicable per share prices in this definition of “Triggering Event” shall be equitably adjusted by the Corporation in good faith to take into account such stock split, stock dividend, recapitalization, reorganization, merger, amendment to this Certificate of Incorporation, amendment to the Blue Owl A&R LPAs, scheme, arrangement or extraordinary dividend or other applicable transaction.

(ddd)    “Unit Triggering Event” means a “Triggering Event,” as defined in the Blue Owl A&R LPAs (or if any difference between them, the Blue Owl Holdings A&R LPA).

(eee)    “Volume Weighted Average Share Price” has the meaning given to such term in the BCA.

(fff)    “Voting Control” (x) with respect to a share of Common Stock means the power, directly or indirectly (whether exclusive or, solely among Qualified Individuals, shared), to vote or direct the voting of such share by proxy, voting agreement or otherwise and (y) with respect to any Person, means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise and, in any event and without limiting the generality of the foregoing, any Person owning a majority of the voting power of the voting securities of another Person shall be deemed to have voting control of that Person.

ARTICLE XVI

INCORPORATOR

The incorporator of the Corporation is Tom Wasserman, whose mailing address is c/o HPS Investment Partners, LLC, 40 West 57th Street, 33rd Floor, New York, NY 10019.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation on this 19th day of May, 2021.

/s/ Tom Wasserman
Tom Wasserman
Sole Incorporator